SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials



                             BRAZIL FAST FOOD CORP.

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

Copies of all communication to:

IRA I. ROXLAND, Esq.
Sonnenschein Nath & Rosenthal
1220 Avenue of the Americas
New York, New York  10020
(212)768-7000

                             BRAZIL FAST FOOD CORP.
                          Av. Brasil, 6431 - Bonsucesso
                                  CEP 21040-360
                             Rio de Janeiro, Brazil


                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 30, 2002


Dear Stockholders,

     On Monday, December 30, 2002, Brazil Fast Food Corp. will hold its Annual Meeting of Stockholders at Av. Brasil, 6431 - Bonsucesso, CEP:21040-360, Rio de Janeiro, Brazil. The meeting will begin at 3:00 p.m., local time.

     Only persons that own shares of our common stock at the close of business on November 22, 2002 can vote at this meeting or any adjournment or postponement thereof. At the meeting we will:

     o    elect seven directors to serve for the ensuing year; and

     o    attend to any other business properly brought before the meeting.

     Your Board of Directors recommends that you vote in favor of each of the director-nominees identified in this proxy statement.

                                                   Peter van Voorst Vader
                                                   Secretary

Rio de Janeiro, Brazil
December 5, 2002


--------------------------------------------------------------------------------
Whether or not you plan to attend the meeting, please sign and date the enclosed proxy card, which is solicited by your board of directors, and promptly return it in the pre-addressed envelope provided for that purpose. You may revoke your proxy at any time before the meeting by giving written notice to such effect, by submitting a subsequently dated proxy, or by attending the meeting and voting in person.
--------------------------------------------------------------------------------

                             BRAZIL FAST FOOD CORP.
                          Av. Brasil, 6431 - Bonsucesso
                                  CEP 21040-360
                             Rio de Janeiro, Brazil

                                 PROXY STATEMENT

                                  INTRODUCTION

     Unless otherwise specified, all references in this proxy statement to "R$" are to the Brazilian reais, the currency of Brazil, and to "$" are to United States dollars. On November 26, 2002, one real equaled 3.5872 United States dollars.

                              QUESTIONS AND ANSWERS

Q:        WHO IS SOLICITING MY VOTE?

A: This proxy solicitation is being made and paid for by Brazil Fast Food Corp. Proxies are being solicited by mail, and all expenses of preparing and soliciting such proxies will be paid by us. We have also arranged for reimbursement, at the rate suggested by The Nasdaq Stock Market, Inc., of brokerage houses, nominees, custodians, and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record.

Q:        WHEN WAS THIS PROXY STATEMENT MAILED TO STOCKHOLDERS?

A: This proxy statement was first mailed to stockholders on or about December 6, 2002.

Q:        WHO MAY ATTEND THE MEETING?

A: All persons who held our shares on November 22, 2002 may attend. If your shares are held through a broker and you would like to attend, please bring a copy of your brokerage account statement or an omnibus proxy (which can be obtained from your broker), and you will be permitted to attend the meeting.

Q:        ON WHAT ISSUES AM I VOTING?

A: You will be voting on the election of seven nominees to serve on our board of directors for the ensuing year.

Q:        HOW DOES THE BOARD RECOMMEND I CAST MY VOTE?

A:        The Board recommends a vote FOR each of the nominees.

Q:        WHAT IF UNANTICIPATED BUSINESS ARISES AT THE MEETING?

A: In the event that any other matter should come before the meeting, or any nominee should not be available for election, the persons named as proxy will have authority to vote your proxies, unless marked to the contrary, in their discretion as they deem advisable.

Q:        HOW DO I VOTE?

A:        Sign and date your proxy card and return it in the  prepaid  envelope.
          If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of each of the nominees.

Q:        WHAT IF MY SHARES ARE HELD THROUGH A BANK OR BROKER?

A: Stockholders who hold their shares through a bank or broker can also vote via the Internet if this option is offered by the bank or broker.

Q:        MAY I REVOKE MY PROXY?

A: Any stockholder may revoke his or her proxy, whether (s)he votes by mail or via the Internet, at any time before the meeting, by written notice received by us at our address as set forth above, to the attention of the corporate secretary, by delivery of a subsequently dated proxy, or by attending the meeting and voting in person.

Q:        WHO WILL COUNT THE VOTES?

A: Representatives of our transfer agent, American Stock Transfer & Trust Company, will count the votes.

Q:        IS MY VOTE CONFIDENTIAL?

A: Proxy cards, ballots, and voting tabulations that identify individual stockholders are mailed or returned directly to the transfer agent and are handled in a manner that protects your voting privacy. Your vote will not be disclosed except as needed to permit the transfer agent to tabulate and certify the vote and as required by law. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management.

Q:        HOW MANY SHARES CAN VOTE?

A: Only persons who owned shares of our common stock as of November 22, 2002 can vote at the annual meeting. The total number of our shares outstanding as of November 22, 2002 was 8,069,660. A list of persons entitled to vote at the meeting will be available for inspection by any stockholder at our offices, Av. Brasil, 6431-Bonsucesso, CEP 21040-360, Rio de Janeiro, Brazil, for a period of ten days prior to the meeting and will be available at the meeting itself.

Q:        WHAT IS A QUORUM?

A: A majority of our common stock outstanding and entitled to vote on November 22, 2002 constitutes a quorum and must be present at the meeting, in person or by proxy, for the meeting to be held for the transaction of business. Directors will be elected by a plurality of the votes cast at the meeting. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. Broker non-votes are abstentions by brokers who have proxies that do not have specific voting instructions from their beneficial owners of the shares they hold. Broker non-votes will be counted as part of the quorum.

Q:        HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A: We do not now know of any other business to be considered at the meeting other than the proposal described in this proxy statement. If any other business is presented at the annual meeting, your signed proxy card gives authority to Omar Carneiro da Cunha, our chairman, and Peter van Voorst Vader, our chief executive officer, to vote on such matters in their discretion.

Q:        WHEN ARE STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING DUE?

A: All stockholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to Peter van Voorst Vader, our secretary, at our address shown above, prior to August 8, 2003.

                       NOMINEES FOR ELECTION AS DIRECTORS

     The following nominees, if elected, will serve for a term of one year or until their respective successors are elected and qualified.

                                                    POSITION AND OFFICES                                   DIRECTOR
   NAME                                       AGE      PRESENTLY HELD                                        SINCE
   ----                                       ---   --------------------                                   --------
Omar Carneiro da Cunha.................       56    Chairman of the Board                                    1996

Peter J.F. van Voorst Vader............       48    President, Chief Executive Officer and Director          1996

Jose Ricardo Bosquet Bomeny............       61    Director                                                 1996

Stephen J. Rose........................       71    Director                                                 2001

Guillermo Hector Pisano................       64    Nominee                                                   --

Gustavo Figueiredo Bomeny..............       35    Nominee                                                   --

Romulo Borges Fonseca..................       50    Nominee                                                   --

     OMAR CARNEIRO DA CUNHA has been our Chairman of the Board since 1996. Mr. Carneiro da Cunha is a founding principal of Bond Consultoria Empresarial S/C Ltda., a Brazilian business consultancy. From September 1995 to December 1997, he served as chief executive officer of AT&T Brazil. From 1967 to 1994, Mr. Carneiro da Cunha held a variety of positions with Shell Brasil S.A. and its affiliates, including serving as president of Shell Brasil S.A. from 1992 to 1994. Mr. Carneiro da Cunha received a B.A. in Economics from the University of Political and Economical Sciences of Rio de Janeiro and a degree in Finance Administration from Fundacao Getulio Vargas.

     PETER J. F. VAN VOORST VADER has been our chief executive officer since March 1996. Prior to that date and from 1995, he was an independent business consultant. From 1992 to 1995, Mr. van Voorst Vader was a retail sales manager for Shell Nederland Verkoopmaatschappij B.V., overseeing the operations of 800 gas stations. From 1985 to 1992, Mr. van Voorst Vader held several positions with Shell Brasil S.A., including sales promotion manager, marketing communications manager and retail development manager. From 1983 to 1985, he was employed by Shell International Petroleum Company as regional brand and communications assistant for Africa, the Middle East, the Far East and South America. From 1980 to 1983, Mr. van Voorst Vader was a commercial assistant for Shell Italia. Mr. van Voorst Vader received a B.S. in Hotel Management from both the Hogere Hotel School in The Hague, Holland and Florida International
University. Mr. van Voorst Vader also has a Masters Degree in International Business from Florida International University.

     JOSE RICARDO BOSQUET BOMENY has served as one of our directors since 1996. Mr. Bomeny founded BigBurger Ltda. in 1975 and served as its president until we acquired this company in July 1996. He currently owns another fast food business, which is not competitive with our business, as well as six gas stations and two parking lots. Jose Ricardo Bosquet Bomeny is the father of Gustavo Figueiredo Bomeny.

     STEPHEN J. ROSE has served as one of our directors since June 2001. Since May 2000, Mr. Rose has been a founding director and shareholder of Latinco, a London-based investment bank specializing in capital raising and other services to medium-sized Latin American companies. Prior to that date and from 1996, he was managing director of UBS Capital Markets in London. From 1980 to 1996, Mr. Rose was chairman and managing director of Stephen Rose & Partners, a private investment bank which was acquired by UBS in 1996. Mr. Rose was educated in Marlborough College and subsequently at Worcester College, Oxford, where he obtained First Class Honours in Law and was called to the Bar in 1954.

     GUILLERMO HECTOR PISANO is a Consultant, presently engaged by CCC Empreendimentos Ltda , a civil construction and participation company. He was Vice President of UAP do Brasil, the French Insurance Company's Brazilian Agency, from 1988 to 1996, chief financial officer of RACIMEC, a Brazilian Industrial Computer society, from 1983 to 1988, and chief executive officer of CGA do Brasil, an Automatism French Manufacturer, from 1978 to 1982. He also held a variety of positions, from 1965 to 1978, with Thomson CSF (the French Communications and Radar manufacturer) in Argentina and in Brazil where he was the chief financial officer. Mr. Pisano is an Electronic Engineer from de National University of Buenos Aires and holds a degree of Administration and Financial Management from Thomson CSF School of Business with further specialization in Industrial and Institutional Organization.

     GUSTAVO FIGUEIREDO BOMENY is currently an independent project engineer for several companies. He also has been working as Project Manager in the Bigburger Group since 1995, this group having been incorporated by VENBO/Bob's. He has extensive experience in studies, projects, budgets, supervision and execution of buildings for restaurants, fast-food stores and other commercial facilities. He holds a B. A. in Architecture and Urbanism from de Santa Ursula University, Rio de Janeiro. Gustavo Figueiredo Bomeny is the son of Jose Ricardo Bosquet Bomeny.

     ROMULO BORGES FONSECA was an engineer in the Maintenance and Transportation division of PETROBRAS, the Brazilian Petrol Company, from 1975 to 1982. He afterwards founded MCA, a company specialized in mechanical assemblages for fuel trucks serving airports and companies as Shell, Petrobras and others in the fuel business. In 1998 he started SBCQ, a laboratory of metallic analysis, and in the same year he founded the FORZA group consisting of gas stations specialized in natural gas distribution. Mr. Fonseca is also a shareholder of CCC, which is a principal stockholder of our company. Mr. Fonseca is a Mechanical Engineer graduated in PUC University, Rio de Janeiro and has a degree in economy from Fundacao Getulio Vargas, Brazil.

     Our executive officers are elected annually by our board to hold office until the first meeting of our board following the next annual meeting of stockholders and until their successors are chosen and qualified.

     Under the terms of a stockholders' agreement dated as of August 11, 1997 (the "1997 Agreement"), AIG Latin America Equity Partners, Ltd. ("AIGLAEP") and all of our then executive officers and directors and certain of their affiliates agreed to vote their respective shares of our common stock for two designees of Shampi Investments A.E.C., one designee of Lawrence Burstein and certain other former executive officers and directors of our company, one designee of BigBurger Ltda. and one designee of AIGLAEP. AIGLAEP has not exercised its right to designate a board nominee to stand for election at the December 30, 2002 annual meeting. Pursuant to the terms of a stock purchase agreement dated May 15, 2002 (the "2002 Agreement"), certain of our current shareholders, namely BigBurger Ltda., Jose Ricardo Bosquet Bomeny, Omar Carneiro da Cunha, Seaview Venture Group, Peter van Voorst Vader and Shampi Investments A.E.C., and two new investors, Gustavo Figueredo Bomeny and CCC Emprendimentos e Participacoes Ltd. (the "New Investors"), agreed to vote their respective shares of our common stock for one designee of Omar Carneiro da Cunha, one designee of Lawrence Burstein, one designee of BigBurger Ltda. and two designees of the New Investors. The 2002 Agreement, by its terms, is subject to the terms of the 1997 Agreement.

     At the December 30, 2002 annual  meeting,  Omar Carneiro da Cunha and Peter
J. F. van Voorst Vader are the designees of Shampi Investments A.E.C., Romulo Borges Fonseca is the designee of Omar Carneiro da Cunha, Stephen Rose is the designee of Lawrence Burstein, Jose Ricardo Bosquet Bomeny is the designee of BigBurger Ltda, and Guillermo Hector Pisano and Gustavo Figueiredo Bomeny are the designees of the New Investors. AIGLAEP did not exercise its right to designate a board nominee to stand for election at this meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH DIRECTOR-NOMINEE.

INFORMATION CONCERNING OUR BOARD

     Our board held four meetings during the year ended December 31, 2001. All then incumbent directors attended all of these meetings.

     Our board's compensation committee is charged with reviewing and recommending to our board compensation programs for our executive officers and key employees. The compensation committee, which is currently composed of Messrs. Carneiro da Cunha, van Voorst Vader, and Bomeny, held three meetings during the year ended December 31, 2001, with all of its then members in attendance.

     Our board's audit committee is charged with the review the activities of our independent auditors, including, but not limited to, fees, services, and scope of audit. The audit committee is presently composed of Messrs. Carneiro da Cunha, Rose and van Voorst Vader, the latter serving in an ex officio, non-voting capacity. The audit committee held three meetings during the year ended December 31, 2001, with all of its then members in attendance.

DIRECTORS' COMPENSATION

     Our directors receive no cash compensation for attending board meetings other than reimbursement of reasonable expenses incurred in attending such meetings. Rather, we compensate our directors on an annual basis for their services through grants of options to acquire shares of our common stock, exercisable at the prevailing market price of our common stock on the respective grant dates, with the next such grants scheduled to be made on the date of the annual meeting. There is no pre-determined number of options annually granted to our directors. The quantity of options to be granted is defined every year by our compensation committee, which is composed of some board members. During fiscal 2001, our compensation committee awarded Omar Carneiro da Cunha options to purchase 36,875 shares of our common stock, Lawrence Burstein options to purchase 15,625 shares of our common stock and Stephen J. Rose options to purchase 4,375 shares of our common stock. The foregoing options were issued on June 7, 2001 and expire on June 7, 2006. The options are exercisable at $2.30 per share of common stock.

                          REPORT OF THE AUDIT COMMITTEE

     The charter for our audit committee, which reflects standards enunciated in regulations of the Securities and Exchange Commission and The Nasdaq Stock Market, is summarized as follows:

     o The committee is charged with monitoring the preparation of quarterly and annual financial reports by our management, including discussions with our management and our outside auditors about draft annual financial statements and key accounting and reporting matters;

     o The committee is responsible for matters concerning our relationship with our outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to us; and determining whether the outside auditors are independent (based in part on the annual letter provided to us pursuant to Independent Standards Board Standard No. 1); and

     o The committee oversees our management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests.

     The committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the committee's charter.

     In overseeing the preparation of our financial statements, the committee met with both our management and out outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Our management advised the committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the committee discussed the statements with both management and outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committee).

     With respect to our outside auditors, the committee, among other things, discussed with them matters relating to its independence, including the disclosures made to the committee as required by the Independence Standards Board Standard No. 1 (Discussions with Audit Committee).

     On the basis of these reviews and discussions, the committee recommended to the board that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the SEC.

     The committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2001 with management and Arthur Andersen S/C.

     The committee also discussed with the independent accountants matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

                                  AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                  Omar Carneiro da Cunha
                                  Peter J.F. van Voorst Vader
                                  Stephen Rose


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The following table sets forth information with respect to compensation earned during the years ended December 31, 2001, 2000 and 1999 by Peter J. F. van Voorst Vader, our president and chief executive officer.

                                                                                                  LONG-TERM
                                               ANNUAL COMPENSATION                           COMPENSATION AWARDS
                                               -------------------                      -------------------------------
                                   YEAR                                    OTHER        RESTRICTED    NUMBER OF SHARES
                                  ENDED                                   ANNUAL          STOCK       OF COMMON STOCK
NAME AND PRINCIPAL POSITION    DECEMBER 31,   SALARY(1)     BONUS      COMPENSATION     AWARDS(S)    UNDERLYING OPTIONS
---------------------------    ------------   --------      -----      ------------     ----------   ------------------
Peter J. F. van Voorst Vader       2001       $ 40,689     $ 4,808          --             --              51,875
    President and Chief            2000       $ 63,504        --            --             --              42,500
    Executive Officer              1999       $ 60,513        --            --             --              48,125


---------------------------
(1) In 1999, we began denominating salaries in Brazilian Reais. In this table, salaries for 1999, 2000 and 2001 have been converted into U.S. Dollars based on an exchange rate of R$2.34 for each $1.00.

OPTIONS

     The following table sets forth information with respect to option grants issued by us to Peter J. F. van Voorst Vader during the fiscal year ended December 31, 2001.

                                                      PERCENT OF TOTAL
                                NUMBER OF SHARES     OPTIONS GRANTED TO     PER SHARE                   GRANT DATE
                               UNDERLYING OPTIONS    EMPLOYEES IN FISCAL    EXERCISE     EXPIRATION       PRESENT
         NAME                       GRANTED                  YEAR            PRICE          DATE         VALUE(1)
-------------------------      ------------------    -------------------    ---------    ----------     ----------
Peter J.F. van Voorst Vader....      51,875                 27.5%             $2.30       6/7/2006         $1.39

---------------------------
(1) Present value is estimated on the date of grant using the Black Scholes option pricing model with the following weighted average assumptions used for grants in 2001; risk free interest rate of 5.0%; no expected dividend yield; expected lives of 5 years; and expected stock price volatility of 68%.

     The following table sets forth information with respect to stock options held by Peter J. F. van Voorst Vader at December 31, 2001.

                                                                  NUMBER OF UNEXERCISED
                                    NUMBER OF                 SECURITIES UNDERLYING OPTIONS         VALUE OF UNEXERCISED
                                     SHARES                        AT DECEMBER 31, 2001              IN-THE-MONEY OPTIONS
                                   ACQUIRED        VALUE      ------------     ------------    ------------   -------------
               NAME               ON EXERCISE     REALIZED    EXERCISEABLE    UNEXERCISABLE    EXERCISEABLE   UNEXERCISABLE
-------------------------------   -----------     --------    ------------    -------------    ------------   -------------
Peter J. F. van Voorst Vader....      --             --         151,250           --                --              --

EMPLOYMENT ARRANGEMENTS

     Mr. van Voorst Vader is party to an employment agreement with us that is scheduled to expire in February 2002. The agreement calls for him to serve as our chief executive officer at a current salary of R$148,600 per annum, or $63,504, with provision for annual bonuses based upon future results of operations, in such amounts, if any, as may be determined from time to time at the discretion of our board.

CHANGE OF CONTROL ARRANGEMENT

     Our employment arrangement with Mr. van Voorst Vader provides that if we terminate his employment, other than for cause, following a change of control, or he voluntarily terminates such employment within 180 days subsequent to a change of control, we shall have to pay him an amount of money equal to 2.9 times his base amount (a term defined in the Internal Revenue Code, which essentially is his annualized compensation).

     Further, all options, warrants, and other rights to acquire our securities we previously granted and outstanding to Mr. van Voorst Vader upon a change of control shall fully vest and become immediately exercisable.

     Change of control is defined as either:

     o the acquisition by a person or group of persons acting in concert of 20% or more beneficial ownership of our common stock; or

     o the commencement or announcement of an intention to make a tender or exchange offer for 30% or more beneficial ownership of our common stock; or

     o the acquisition by a person or group of persons acting in concert of 10% or more beneficial ownership of our common stock, when such person's ownership interest is deemed by our board to have a material adverse impact on our business or prospects; or

     o the election or appointment of one or more individuals to our board, which election or appointment results in a change in the majority compensation of the board from that which existed on the date we entered into our employment agreement with Mr. van Voorst Vader.

     A change of control may occur pursuant to the stockholders' agreement with AIGLAEP. For a detailed description of the stockholders' agreement, as amended, see "Certain Relationships and Related Transactions."

REPORT ON EXECUTIVE COMPENSATION

     We have a compensation committee charged with reviewing and recommending to our board compensation programs for our executive officers.

     COMPENSATION PHILOSOPHY

     We believe that executive compensation should:

     o provide motivation to achieve goals by tying executive compensation to company performance, as well as affording recognition of individual performance;

     o provide compensation reasonably comparable to that offered by other companies in a similar industry; and

     o    align the interests of executive officers with the long-term interests
          of  our   stockholders   through   the   award  of   equity   purchase
          opportunities.

     Our compensation plan is designed to encourage and balance the attainment of short-term operational goals, as well as the implementation and realization of long-term strategic initiatives. As greater responsibilities are assumed by executive officers, a larger portion of compensation is "at risk."

     This philosophy is intended to apply to all management, including Peter J.F. van Voorst Vader, our chief executive officer.

     COMPENSATION PROGRAM

     Our executive compensation program has two major components: base salary and long-term equity incentives.

     We seek to position total compensation at or near the median levels of other companies in a similar industry in Brazil.

     Individual performance reviews are generally conducted annually. Compensation in 2000 was based on an individual's sustained performance and the achievement of our revenue, income, and earnings per share goals. We do not assign specific weighing factors when measuring performance; rather, subjective judgment and discretion are exercised in light of our overall compensation philosophy.

     Base salary is determined by evaluation of individual responsibility and performance.

     Our board believes that executive officers who are in a position to make a substantial contribution to long-term success and to build stockholder value should have a significant equity stake in our on-going success. Accordingly, one of our principal motivation methods has been the award of stock options. In addition to financial benefits to executive officers, if the price of our common stock during the term of any such option increases beyond such options' exercise price, the program also creates an incentive for executive officers to remain with us since options generally vest and become exercisable over several years and the first increment is not exercisable until one year after the date of grant.

     CHIEF EXECUTIVE OFFICER COMPENSATION

     Peter J.F. van Voorst Vader's compensation is determined substantially in conformity with the compensation philosophy, discussed above, that is applicable to all of our executive officers. Performance is measured against predefined financial, operational and strategic objectives.

     In establishing Mr. van Voorst Vader's base salary, our board took into account both corporate and individual achievements.

     Mr. van Voorst Vader's performance objectives included quantitative goals related to increasing revenues and earnings per share. His goals also included significant qualitative objectives such as evaluating expansion and acquisition opportunities.

     In measuring Mr. van Voorst Vader's performance against these goals, our board took note of the fact that our net operating revenues for the year ended December 31, 2001 reflected an increase of approximately R$7.2 million over 2000, that our earnings before income taxes, depreciation, and amortization, excluding extraordinary charges, improved to approximately R$4.2 million for the year ended December 31, 2001 as contrasted with R$4.1 million for the prior year. In addition, under Mr. van Voorst Vader's leadership, we expanded our franchised locations from 153 units at the end of 2000 to 195 units at the end of 2001.

     TAX  CONSIDERATIONS

     Section 162(m) of the Internal Revenue Code ("Code") generally limits the deductibility of compensation in excess of $1 million paid to the chief executive officer and the four most highly compensated officers. Certain performance-based compensation is excluded by Section 162(m)(4)(C) of the Code in determining whether the $1 million cap applies. Currently, the total compensation, including salary, bonuses and excludable stock options for any of the named executives does not exceed this limit. If, in the future, this regulation becomes applicable to us, our Board will not necessarily limit executive compensation to that which is deductible, but will consider alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its overall compensation objectives and philosophy.

     SUMMARY

     Our board, through its compensation committee, will continue to review our compensation programs to assure such programs are consistent with the objective of increasing stockholder value.

                                             COMPENSATION COMMITTEE

                                             Omar Carneiro da Cunha, Chairman
                                             Peter J.F. van Voorst Vader
                                             Jose Ricardo Bomeny


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the year ended December 31, 2001, Mr. van Voorst Vader participated in discussions concerning executive officer compensation. Mr. van Voorst Vader did not participate in discussions concerning his own compensation.

     All options, warrants, and other rights to acquire our securities held by our directors shall fully vest and become immediately exercisable following a change of control.

     PERFORMANCE GRAPH

     The following graph shows the cumulative total return to stockholders from December 31, 1996 through December 31, 2001 with the cumulative total return of the Standard and Poor's 500 Stock Index and the Standard and Poor's Restaurants Index during the same period. This presentation assumes that $100 was invested on December 31, 1996, and that all dividends were reinvested.

                                  [LINE GRAPH]

TOTAL RETURN ANALYSIS

                              12/31/96       12/31/97       12/31/98        12/31/99       12/31/00      12/31/01
                              --------       --------       --------        --------       --------      --------
Brazil Fast Food Corp.         $100.00        $ 85.71        $ 19.64         $ 11.61        $ 14.73       $ 11.43
S&P 500                        $100.00        $133.32        $170.73         $206.64        $187.82       $165.46
S&P Restaurants                $100.00        $106.63        $166.40         $169.30        $152.28       $136.62




                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth certain information as of November 1, 2002 with respect to the beneficial ownership of our common stock by:

     o each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

     o    our chief executive officer;

     o    each of our directors and nominees to become directors; and

     o    all executive officers, directors and nominees as a group.

                                                                      Amount and Nature of      Approximate
                                                                          Beneficial           Percentage of
    Name and Address of Beneficial Owner                                 Ownership (1)             Class
    ------------------------------------                              --------------------     -------------
AIG Latin America Equity Partners, Ltd.......................             1,715,755 (2)            18.5%
         80 Pine Street
         New York, NY 10016

Peter J. F. van Voorst Vader.................................             1,715,755 (3)            18.5%
         Prudente de Moraes 1933/703
         Ipanema 22420-043 - Rio de Janeiro, Brazil

Omar Carneiro da Cunha.......................................             1,715,755 (4)            18.5%
         c/o Bond Consultoria Empresarial S/C Ltda.
         RU4 Voluntarios da Patria
         89 Sala 604 - Botatogo-RJ - Brazil 22210-00

Jose Ricardo Bosquet Bomeny..................................             1,715,755 (5)            18.5%
         c/o Big Burger Ltda.
         Rua Lauro Muller 116/2005 - Rio de Janeiro, Brazil

Stephen J. Rose..............................................               193,738 (6)             2.1%
         10/11 Dacre Street
         London, SW1H ODJ
         United Kingdom

Guillermo Hector Pisano......................................                     0                 0
         Rua Domingos Ferreira - 10 - Cob 01
         Rio de Janeiro - RJ - Brazil - CEP22050-010

Gustavo Figueiredo Bomeny....................................             1,000,000                10.8%
         Rua Gal Tasso Fragoso, 33/3001
         Jardim Botanico - RJ - Brazil - CEP22470-170

Romulo Borges Fonseca........................................             1,975,000 (7)            21.3%
         Rua Ibere de Nazareth, 140
         Rio de Janeiro - RJ  - Brazil  - CEP22793-780

CCC Empreendimentos Ltda ....................................             1,975,000 (8)           21.3%
         Rodovia Washington Luiz, 5609 - Parte
         Duque de Caxias - RJ - Brazil - CEP25050-000

Mexford Resources............................................               750,000                8.1%
         P.O. Box 3163 - Chera Chambers
         RD Town, Tortola - British Virgin Islands

All executive officers and directors as a group (4 persons)..             1,264,942               13.6%

---------------------------
(1) Beneficial ownership means the sole or shared power to vote or direct the voting of a security or the sole or shared power to invest or dispose or direct the investment or disposition of a security. Except as otherwise indicated, we believe that all named persons have sole voting power and investment power with respect to their shares of common stock, except to the extent that such authority is shared by spouses under applicable law, and record and beneficial ownership with respect to their shares. This table also includes any shares of common stock issuable upon exercise of options or warrants that are currently exercisable or that will become exercisable within 60 days of November 1, 2002.

(2) Includes warrants that are exercisable for an aggregate of 35,813 shares of common stock. Also includes an aggregate of 40,000 shares of common stock owned by our directors, other than Stephen Rose, and Lawrence Burstein, a former director, for which AIG Latin America Equity Partners, Ltd., or "AIGLAEP," has been granted the right and option, through March 14, 2003, to purchase at a price equal to $1.50 per share. Also includes 1,264,942 shares of common stock beneficially owned by other shareholders who are parties to a stockholders' agreement dated August 11, 1997, as amended March 14, 2001, for which each of the parties, including AIGLAEP, has shared voting power to elect our board of directors. AIGLAEP has dispositive power over 450,813 shares of common stock, including shares underlying options, subject to the terms of the stockholders' agreement.

(3) Includes options to purchase 241,250 shares of common stock. Also includes 106,613 shares of common stock owned by Shampi Investments A.E.C., L.G. Smith Boulevard, Punta Brabo, Oranjstad, Aruba, of which Mr. van Voorst
     Vader is the sole stockholder. Does not reflect options owned by Mr. van Voorst Vader to sell 15,000 shares of common stock. Also includes 120,000 shares received in connection with his resignation as chief operating officer of Venbo Comercio de Alimentos Ltda., our wholly owned subsidiary. Also includes 1,236,267 shares of common stock beneficially owned by other shareholders who are parties to a stockholders' agreement dated August 11, 1997, as amended March 14, 2001, for which each of the parties, including Mr. van Voorst Vader, has shared voting power to elect our board of directors. Mr. van Voorst Vader has dispositive power over 479,488 shares of common stock, including shares underlying options, subject to the terms of the stockholders' agreement.

(4) Includes 112,238 shares of common stock owned by Seaview Ventures Group Inc., The Creque Building, P.O. Box 116, Road Town, Tortola, British Virgin Islands, of which Mr. Carneiro da Cunha is a principal. Also includes options to purchase 65,000 shares of common stock. Does not reflect options owned by Mr. Carneiro da Cunha to sell 10,000 shares of common stock. Also includes 1,535,943 shares of common stock beneficially owned by other shareholders who are parties to a stockholders' agreement dated August 11, 1997, as amended March 14, 2001, for which each of the parties, including Mr. Carneiro da Cunha, has shared voting power to elect our board of directors. Mr. Mr. Carneiro da Cunha has dispositive power over 179,812 shares of common stock, including shares underlying options, subject to the terms of the stockholders' agreement.

(5) Includes options to purchase 46,250 shares of common stock. Also includes 367,500 shares of common stock owned by BigBurger Ltda., of which Mr. Bomeny is a principal shareholder. Also includes 100,000 shares owned by Big Burger Recife Ltda., of which Mr. Bomeny is a principal. Does not reflect options owned by Mr. Bomeny to sell 7,500 shares of common stock. Also includes 1,202,005 shares of common stock beneficially owned by other shareholders who are parties to a stockholders' agreement dated August 11, 1997, as amended March 14, 2001, for which each of the parties, including Mr. Bomeny, has shared voting power to elect our board of directors. Mr. Bomeny has dispositive power over 513,750 shares of common stock, including shares underlying options, subject to the terms of the stockholders' agreement.

(6) Includes 100,000 shares of common stock owned by The Daedulus Retirement Fund, of which Mr. Rose is the beneficiary. Also includes options owned by The Daedulus Retirement Fund to purchase 12,500 shares of common stock, and options owned by Latin American Investment Partners Ltd., of which Mr. Rose is a principal, to purchase 37,288 shares of common stock.

(7) Includes 1,912,500 shares of common stock owned by CCC Empreendimentos Ltda of which Mr. Fonseca is a shareholder. Also includes 62,500 warrants owned by CCC Empreendimentos Ltda.

(8)  Includes 62,500 warrants owned by CCC Empreendimentos Ltda.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On August 11, 1997 we entered into a stockholders' agreement (the "1997 Agreement") with AIG Latin America Equity Partners, Ltd., referred to herein as "AIGLAEP," and our then executive officers and directors, and certain of their affiliates as a condition to the closing of a stock purchase agreement with AIGLAEP, pursuant to which AIGLAEP purchased 375,000 shares of our common stock and warrants to purchase 62,500 shares of our common stock.

     Pursuant to the terms of the 1997 Agreement, each of the parties to the agreement agreed, among other things, to vote their respective shares of our common stock to elect as directors one designee of AIGLAEP, two designees of Shampi Investments A.E.C., two designees of Lawrence Burstein and certain other of our former executive officers and directors, and one designee of BigBurger Ltda.

     The 1997 Agreement provides that if we fail to achieve 75% of our projected cumulative EBITDA (earnings before interest, taxes, depreciation and amortization), as set forth in the 1997 Agreement, for each of the periods from January 1, 1997 to December 31, 1999, 2000 or 2001, respectively, AIGLAEP could appoint such number of its designees which, together with an expansion of the board and the filling of vacancies created by the resignation of certain directors serving at such time, would then constitute a majority of our board of directors, thereby effecting a change in our control.

     We failed to achieve the performance targets for year ended December 31, 2000. Following negotiations with AIGLAEP, the 1997 Agreement was amended on March 14, 2001, to provide, among other things, for the suspension, until the completion of our audited financial statements for the year ended December 31, 2002, of AIGLAEP's right to appoint a majority of our board of directors. In partial consideration of AIGLAEP's agreeing to the suspension and possible termination of its right to take control of our board and certain of its prior approval rights, we issued to AIGLAEP warrants to purchase 35,813 shares of our common stock at an exercise price of $5.00 per share and reduced the exercise price of additional warrants to purchase 64,187 shares of our common stock held by AIGLAEP to $5.00 per share. Further, certain of our shareholders agreed to grant AIGLAEP an option to purchase an aggregate of 40,000 shares of our common stock held by such shareholders (and among them as they shall agree) at an exercise price of $1.50 per share.

     The amendment to the 1997 Agreement provides that if certain economic performance targets, based on our results of operations for the year ending December 31, 2002 and set out in the amendment to the 1997 Agreement, are met, or if AIGLAEP at any time owns less than 187,500 issued and outstanding shares of our common stock, subject to any adjustments for any stock split or restructuring, AIGLAEP's right to take control of our board of directors and certain of its prior approval rights will terminate. If, however, we fail to meet these performance targets, our chief executive officer must promptly resign and our board of directors will be required, except as limited by their fiduciary obligations, to adopt recommendations for improving our financial performance as may be proposed by a committee of the board of directors composed of representatives of AIGLAEP and certain other investors who purchased our equity securities in a private offering in March 2001.

     On May 15, 2002, we entered into a stockholders' agreement (the "2002 Agreement") with Gustavo Figueredo Bomeny and CCC Emprendimentos e Participacoes Ltd. (the "New Investors")and certain of our current investors, namely BigBurger Ltda., Jose Ricardo Bosquet Bomeny, Omar Carneiro da Cunha, Seaview Venture Group, Peter van Voorst Vader and Shampi Investments A.E.C., as a condition to the closing of a stock purchase agreement with the New Investors, pursuant to which the New Investors purchased 3,700,000 shares of our common stock.

     Pursuant to the terms of the 2002 Agreement, each of the parties to the agreement agreed, among other things, to vote their respective shares of our common stock to elect as directors one designee of Omar Carneiro da Cunha, one designee of Lawrence Burstein, one designee of BigBurger Ltda. and two designees of the New Investors. The 2002 Agreement, by its terms, is subject to the terms of the 1997 Agreement.

                              INDEPENDENT AUDITORS

     The Board of Directors has, based on the recommendation of the Audit Committee, appointed Grant Thornton Auditores Independentes as our independent auditors for the 2002 fiscal year.

CHANGES IN INDEPENDENT AUDITORS

     On September 4, 2001, we terminated our engagement of Arthur Andersen S/C as our independent auditors. Our termination of Arthur Andersen was approved by our Board of Directors. Arthur Andersen's reports on our financial statements for each of the two fiscal years ended December 31, 2000 and 1999 (collectively, the "Prior Fiscal Period") were qualified in their reference to the uncertainty of our ability to continue as a going concern. Except as set forth in the preceding sentence, such reports did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

         There were no disagreements between us and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure ("Disagreements") during either (i) the Prior Fiscal Period or (ii) the period from January 1, 2001 through September 4, 2001 (the "Interim Period"), which Disagreements, if not resolved to the satisfaction of the Arthur Andersen, would have caused the Arthur Andersen to make reference to the subject matter of the Disagreements in connection with its reports for the Prior Fiscal Period.

     We have engaged PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2002. We did not consult with PricewaterhouseCoopers LLP with respect to either of the years ended December 31, 2001 or 2000 or the period from January 1, 2002 through April 19, 2002 as regards either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was subject to any disagreement or reportable event as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     We have engaged the firm of Grant Thornton International Ltda., as our independent auditor for our fiscal year ending December 31, 2001. We did not consult the Grant Thornton with respect to either the Prior Fiscal Period or the Interim Period as regards (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrant's financial statements or (ii) any matter that was either the subject of any Disagreements or Reportable Events.

FEES

     AUDIT FEES.

     The aggregate fees for professional services rendered by Arthur Andersen S/C in connection with their audit of our consolidated financial statements, reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for the 2001 fiscal year and certain filings and reports for BOVESPA, the Brazilian Stock Exchange, were approximately $47,730.

     The aggregate fees for professional services rendered by Grant Thornton in connection with their audit of our consolidated financial statements, reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for the 2001 fiscal year and certain filings and reports for BOVESPA, the Brazilian Stock Exchange, were approximately $65,730.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. We did not pay any fees to Arthur Andersen S/C or Grant Thornton in the 2001 fiscal year for professional services relating to financial information systems design and implementation.

     ALL OTHER FEES. We did not pay any other fees for professional services to Arthur Andersen S/C or Grant Thornton in the 2001 fiscal year.

     A representative of Grant Thornton is expected to attend the meeting and will be available to respond to appropriate questions from stockholders.

            COMPLIANCE WITH SECTION 16(a) OF SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, as well as those persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms, or written representations from certain reporting persons that no such forms were required, we believe that during the fiscal year ended December 31, 2001, all filing requirements applicable to our officers, directors and greater than 10% owners of our common stock were met., except that Stephen Rose failed to file on a timely basis a Form 3 and one Form 4 reflecting one transaction.

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                             BRAZIL FAST FOOD CORP.

                                DECEMBER 30, 2002










                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

--------------------------------------------------------------------------------

A  [  X  ] Please mark your
           votes as in this
           example.

                       FOR all
                      nominees          WITHHOLD
                      listed at         AUTHORITY
                     right (except     to vote for
                     as marked to      all nominees
                     the contrary        listed
                      at right)         at right
1.  Election of        [    ]            [    ]        NOMINEES:                        2.  To transact such other business as
    Directors.                                          Omar Carneiro da Cunha              may properly come before the meeting.
(INSTRUCTIONS:  To withhold authority                   Peter J.F. van Voorst Vader
to vote for any individual nominee,                     Jose Ricardo Bosquet Bomeny         PLEASE MARK, SIGN, DATE AND RETURN THE
strike such nominee's name from                         Stephen J. Rose                     PROXY CARD PROMPTLY USING THE ENCLOSED
the list at right.)                                     Guillermo Hector Pisano             ENVELOPE.
                                                        Gustavo Figueiredo Bomeny
                                                        Romulo Borges Fonseca




                                    PLEASE SIGN EXACTLY AS NAME APPEARS AT LEFT.



Signature:                          Dated:            , 2002   Signature:                          Dated:            , 2002
         -----------------------         -------------                  -----------------------         -------------
                                                                            IF HELD JOINTLY

NOTE: Please sign exactly as name appears hereon.  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer of such corporation. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             BRAZIL FAST FOOD CORP.
                          AV. BRASIL, 6431 - BONSUCESSO
                                 CEP 21040 - 360
                             RIO DE JANEIRO, BRAZIL
                       ----------------------------------
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        ---------------------------------

     The undersigned hereby appoints Peter J.F. van Voorst Vader and Omar Carneiro da Cunha, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated on the reverse side hereof, all the shares of common stock of Brazil Fast Food Corp. (the "Company") held of record by the undersigned on November 22, 2002 at the Annual Meeting of Stockholders to be held on December 30, 2002, or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

                         (TO BE SIGNED ON REVERSE SIDE)
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